CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent registered public accounting firm” and to the use of our report dated July 5, 2007, in the Registration Statement (Form N-2 No.333-143279) and related prospectus of MediaTech Investment Corp. dated September 24, 2007.

/s/ Ernst & Young LLP

Los Angeles, California
September 24, 2007